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                                                                    Exhibit 3.93

                          LIMITED PARTNERSHIP AGREEMENT


         THIS LIMITED PARTNERSHIP AGREEMENT is made as of this 19th day of December, 1980, by and among ROSE HOLLOW CROSSING, INC., (hereinafter sometimes referred to as the "General Partner") and ROBERT I. TOLL AND BRUCE E. TOLL (hereinafter sometimes referred to as the "Limited Partners"). (Hereinafter some or all of the General Partner and Limited Partners may be collectively referred to as the "Partners" and individually referred to as "Partner".)

    The parties hereto, in consideration of the mutual promises contained herein and intending to be legally bound, agree as follows:

                                    ARTICLE I
                                     GENERAL

         1.1 Formation.

             (a) The Partners hereby form a limited partnership (hereinafter sometimes referred to as the "Partnership") pursuant to the Uniform Limited Partnership Act, as enacted in the State of Pennsylvania (the "Act"), for the limited purposes and scope set forth herein. Except as modified by this Agreement, the Partnership shall be governed by the Act.

             (b) The Partners shall execute and file a Limited Partnership Certificate (the "Certificate") and such other documents and perform such other acts as shall constitute compliance with all requirements for the formation and operation of the Partnership pursuant to the Act and otherwise under the laws of the State of Pennsylvania and any other jurisdiction in which the Partnership conducts business.

         1.2 Name and Address. The name of the Partnership shall be ROSE HOLLOW CROSSING ASSOCIATES, or such other name as the General Partner may from time to time determine. The Partnership may conduct its business under such other fictitious names as the General Partner may select from time to time. The principal place of business of the Partnership shall be at 101 Witmer Road, Horsham, Pennsylvania 19044, and may be changed as the General Partner may from time to designate by notice to the Limited Partners. The Partnership may maintain such additional offices as the General Partner may determine.


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         1.3 Purposes. The purposes of the Partnership are:

             (a) To acquire the land described on Exhibit A attached hereto and engage in the business of constructing improvements thereon and subsequently, owning, maintaining and operating the same.

             (b) To do any and all things with respect thereto, including without limitation the sale, leasing, financing, refinancing and holding for investment thereof, as the General Partner may determine from time to time.

         1.4 Term.

         The Partnership shall commence upon the filing of the Certificate with the Secretary of the State of the State of Pennsylvania, and shall continue until the occurrence of one of the events specified in Article VIII and, pursuant thereto, the Partnership will be dissolved and terminated.

         1.5 Names and Residences. The names and places of residence of the Partners are as set forth below:

                  General Partner:

                  Rose Hollow Crossing, Inc.
                  101 Witmer Road
                  Horsham, PA  19044

                  Limited Partners:

                  Robert I. Toll
                  P.O. Box 224
                  Solebury, PA  18963

                  Bruce E. Toll
                  1477 Rydal Road
                  Rydal, PA  19046



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                                   ARTICLE II
              CAPITAL CONTRIBUTIONS, LOANS AND PARTNERSHIP ACCOUNTS

         2.1 Initial Contributions

             (a) Prior to or simultaneous with the execution hereof, each Partner has contributed cash or other property in the value set forth opposite the name of such Partner as follows:

                  General Partner                     Amount of Contribution

                  Rose Hollow Crossing, Inc.

                  Limited Partners

                  Robert I. Toll
                  Bruce E. Toll

             (b) No interest shall be paid on any initial or additional capital contribution made by any Partner to the Partnership pursuant to this Article.

         2.2 Additional Capital Contributions. The General Partner may (but shall not be obligated to, as further provided in Section 5.6) from time to time call upon the Partners for an additional capital contribution to the Partnership if he determines that it is necessary or desirable in order to carry out the Partnership business, whether for costs associated with the construction of improvements, the payment of interest and principal on any indebtedness whether or not secured by Partnership property, losses from operation of the Partnership business, general working capital expenses or otherwise. Each Partner agrees to contribute to the Partnership within ten (10) days after receipt of notice of any such call from the General Partner an amount equal to the product of his Percentage Interest (as defined in Section 3.1) multiplied by the amount of such additional capital contribution required by the Partnership and shall be severally liable therefor, subject to the terms of Sections 2.3 and 2.4, provided however, that in no event may the General Partner call upon the Partners to contribute additional capital contributions under this Section which are more than one hundred and fifty percent (150%) of the amount of their initial capital contributions.

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         2.3 Failure to Make Additional Contributions.

             (a) If any Partner (the "Defaulting Partner") does not contribute to the Partnership his proportionate share of the additional capital contribution within the time limit provided for in Section 2.2, the other Partners may (but shall not be required to) subscribe thereto in such proportions as may be agreed upon by them. If such an agreement cannot be reached, then each Partner shall have the right, by giving notice thereof to the other Partners during the next ten (10) day period, to subscribe to all or any part of that proportion of the Defaulting Partner's share as the share of the additional capital contribution owed by him bears to the total shares owed by all of the Partners other than the Defaulting Partner. If the Partners elect to purchase less than all of the share of the Defaulting Partner, then each Partner who elected to purchase the maximum proportion of the Defaulting Partner's share permissible pursuant to the preceding sentence shall have the further right, by giving written notice thereof to all the Partners during the next ten (10) day period, to subscribe to all or any part of the share of the Defaulting Partner not theretofore purchased. If the portion of the share designated for purchase by the Partners pursuant to the preceding sentence is greater than the portion of the share not purchased, then each Partner who elected to subscribe to a portion of the Defaulting Partner's share pursuant hereto shall be deemed to have subscribed to that proportion of the share not theretofore subscribed to as the portion of the share he designated for subscription bears to the aggregate share designated for subscription by all Partners pursuant to the preceding sentence. If the Partners shall so subscribe to the Defaulting Partner's share, the Percentage Interest of the Defaulting Partner shall thereafter be reduced and the Percentage interest of the subscribing Partners shall thereafter be increased in the following manner: The Percentage Interest of each Partner shall be the percentage that the initial and additional capital contributed by the Partner bears to the total initial and additional capital contributed by all of the Partners to the Partnership.

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             (b) If the Defaulting Partner's proportionate share of the additional capital contribution is not fully subscribed pursuant to subsection
(a) above, the other Partners may (but shall not be required to) lend the Partnership the amount required in such proportions as they may agree upon as among themselves. Such loan shall bear interest at a rate per annum which is 4% above the large borrower prime rate at First Pennsylvania Bank N.A. for its most creditworthy borrowers, or such lesser rate as may then be the maximum legal rate of interest the loan may bear, which interest rate shall fluctuate from time to time as changes in such prime rate of interest occur. The loan, together with interest and any reasonable casts incurred by the Partners making such loan in collecting the sum due, may be repaid by the Defaulting Partner directly or in the manner set forth in subsection (c), below, and if not sooner paid in full directly by the Defaulting Partner or pursuant to the provisions of said subsection (c) be due and payable as provided in Section 2.4 (but may be prepaid at any time without penalty). Any partial payments, including payments pursuant to subsection (c), below, shall be applied first to such costs of collection, then to interest at the rate hereinbefore stated and then to principal.

             (c) If the Partnership makes any distribution while (i) there is a balance due under a loan made on account of the Defaulting Partner pursuant to subsection (b), above, or (ii) no such loan has been made and the General Partner is entitled to sell the Defaulting Partner's interest in the Partnership pursuant to Section 2.4 but has not yet done so, the Partnership shall, in the case of such loan, pay to the Partners who made the loan the sums which otherwise would be distributed to the Defaulting Partner up to the full balance due to them under this Section, and in the case of no loan, retain and credit such sums against the unpaid amount of the Defaulting Partner's share of the additional contribution to the Partnership.

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             (d) Each Partner hereby pledges to the other Partners and grants to them a security interest in his entire interest in the Partnership as security for the punctual payment of the principal and interest on, and the reasonable costs of collection of, any loan made to the Partnership pursuant to this
Section if such Partner becomes a Defaulting Partner. At the time of making any such loan, the Defaulting Partner shall deliver to the Partners making the loan properly executed financing statements evidencing the pledging of, and granting of a security interest in, his interest in the Partnership in form satisfactory for filing in such states as may be required. In addition, from time to time while the loan is outstanding, the Defaulting Partner shall execute such further documents to evidence the pledge and security interest as the Partners making the loan may reasonably request. If the Defaulting Partner fails to deliver to the Partners making the loan the financing statements and other documents hereby required, any Partner making the loan is hereby granted the irrevocable power and authority, as attorney in-fact, to execute any such financing statements or documents on behalf of the Defaulting Partner.

             (e) Time is of the essence with respect to all time limits specified in Sections 2.2, 2.3 and 2.4.



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         2.4 Sale of Interest of Defaulting Partner.

             (a) If (i) any loan made pursuant to Section 2.3 has not been repaid (with interest thereon and the reasonable costs incurred in collecting the same) within one year from the date of such loan, or (ii) there is a Defaulting Partner whose share of the additional capital contribution is not fully subscribed to by the other Partners pursuant to Section 2.3 and on account of whom no such loan has been made, the Partners making the loan, or in the event of no loan, the General Partner, on behalf of the Partnership, may (but shall not be obligated to) sell the Partnership interest of such Defaulting Partner (which in the case of a loan pursuant to Section 2.3 shall be pledged by the Defaulting Partner) pursuant to the provisions of the Uniform Commercial Code of the State of Pennsylvania, at public or private sale, after giving to the Defaulting Partner not less than ten (10) days notice of the time, terms and place of sale. Notwithstanding the foregoing, the Defaulting Partner may at any time prior to such sale, in the case of such a loan, tender to the Partners making the loan all sums loaned pursuant to Section 2.3 (together with accrued interest thereon and all costs and expenses incurred by the Partners making the loan in connection with the default and sale) or in the case of no loan, tender to the Partnership the unpaid amount of his proportionate share of the additional capital contribution (together with all costs and expenses incurred in connection with the default and sale) and in such event the sale shall be cancelled.

             (b) Any Partner (except the Defaulting Partner), including the Partners making the loan, may be the purchaser at such sale.

             (c) The proceeds of such sale shall be applied first to the expenses of sale (including reasonable attorney's fees), second either to repayment of said loan, if any, with interest and any other reasonable costs incurred by the Partners making the loan in the collection thereof, or to any remaining unpaid amount of the Defaulting Partner's share of the additional capital contribution plus reasonable costs in the collection thereof. Any balance then remaining shall be paid to the Defaulting Partner.

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             (d) Each Defaulting Partner hereby constitutes and appoints any
Partner who makes loans on his behalf pursuant to Section 2.3, or anyone designated by such Partner, or in the case of no loan, the General Partner or the designee of the General Partner, as his agent and attorney-in-fact for the purpose of conducting such sale and for the purpose of executing any and all documents necessary to convey to the purchaser at such sale all of his right, title and interest in the Partnership, thereby divesting such Partner of all right, title and interest in his Partnership interest and the business and assets of the Partnership. Such power of attorney, being coupled with an interest, is irrevocable and shall not be revoked as to any Partner by his death or incapacity.

             (e) Each Defaulting Partner hereby releases the Partnership and all the other Partners, including any who make loans on his behalf pursuant to
Section 2.3, from any and all claims or liabilities for selling any Partnership interest as provided for herein.

             (f) Anything herein to the contrary notwithstanding, in the event that the proceeds of such sale are insufficient to repay in full said loan (with interest and costs as hereinbefore provided), or satisfy the unpaid amount of the Defaulting Partner's share of the additional capital contribution (with costs as hereinbefore provided) the Defaulting Partner shall remain personally liable for such deficiency and the Partners making such loans, or the Partnership, as the case may be, shall be entitled to seek a deficiency judgment against the Defaulting Partner, which in the case of a loan pursuant to Section
2.3 may be sought against the Defaulting Partner irrespective of any other and further rights the Partners making such loans may have against the Partnership pursuant to Section 2.5 hereof.

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         2.5 Advances. If any Partner shall advance any moneys to the
Partnership in excess of his initial and additional capital contributions, including any loan pursuant to Section 2.3 as a result of a Defaulting Partner but excluding any subscription to a Defaulting Partner's share of an additional capital contribution pursuant to Section 2.3, the amount of any such advance shall neither result in an increase of his Percentage Interest nor entitle him to any increase in his share of the distributions of the Partnership (subject to subsection 2.3(c)) and shall not be credited to his Capital Account (as defined in Section 2.6); but the amount of any such advance shall be an obligation of the Partnership to such Partner and shall be repaid to him with interest which, in the event of a loan pursuant to Section 2.3 shall be at the rate provided in said Section, and with respect to any other such advance shall be at a rate per annum which is 1% above the large borrower prime rate charged by First Pennsylvania Bank N.A. for its most creditworthy borrowers, as in effect from time to time, or such lesser rate as may then be the maximum legal rate of interest such advance may bear; provided however, that no such advance shall be made without the consent of the General Partner, which consent may be withheld in the complete discretion of the General Partner. All advances shall be payable or collectable only out of the Partnership's assets and the General Partner shall not be personally obligated to repay any part thereof.

         2.6 Capital Accounts.

             (a) A capital account shall be established for each Partner and shall be credited with the amount of his capital contributions made to the Partnership pursuant to this Article and his share of the Partnership's profits and shall be charged with distributions and his share of the Partnership's losses, all as provided in Articles III and IV. (Hereinafter, capital accounts of the Partnership shall be collectively referred to as the "Capital Accounts" and individually as a "Capital Account").

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             (b) Any Partner, including an additional or substituted Limited
Partner or an assignee of a Partner, who shall receive an interest in the Partnership or whose interest in the Partnership shall be increased by reason of the receipt of all or part of the interest of another Partner, shall have a Capital Account which has been appropriately adjusted to reflect any such receipt.

             (c) No Partner shall have the right to withdraw or reduce his contribution of capital to the Partnership. Capital contributions shall be returned only upon the dissolution of the Partnership and distribution of its assets as provided in Article VIII, provided however, that the General Partner shall have no personal liability for repayment of the capital contributions of the Limited Partners.

             (d) Notwithstanding anything to the contrary contained or inferrable herein or by reason of any rule of law, upon dissolution of the Partnership the deficit, if any, in the capital Account of any General or Limited Partner shall not be an asset of the Partnership and no Partner shall be obligated to contribute any amount to the Partnership in order to account for said deficit, whether resulting by reason of cash distributions or the allocation of the Partnership losses, and bring the balance of such Partner's Capital Account to zero. Nothing herein, however, shall be deemed to affect the liability of the General Partner to creditors of the Partnership.

                                  ARTICLE III
                          SHARING OF INCOME AND LOSSES

         3.1 Percentage Interests. The respective percentage interest of each Partner (the "Percentage Interest") in the Partnership, subject to modification pursuant to Sections 2.3 and 7.7, is as follows:



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                  Name of Partner                  Percentage Interest
                  ---------------                  -------------------

                  General Partner

                  Rose Hollow Crossing, Inc.                1%

                  Limited Partners

                  Robert I. Toll                            49.5%

                  Bruce E. Toll                             49.5%

         3.2 General Allocations. For accounting and tax purposes all items of income, gain, loss, deduction, and credit of the Partnership (including non-cash items such as depreciation) for each fiscal year of the Partnership shall be allocated to the General and Limited Partners in proportion to their respective Percentage Interests.

                                   ARTICLE IV
                                  DISTRIBUTIONS

         4.1 Application of Distributable Funds.

             (a) defined in Section 4.2, if any, shall be determined for each fiscal year and shall be distributed at such time or times as the General Partner shall determine in his sole discretion, but no less frequently than once during each calendar quarter, subject however, to the provisions of subsection
(b), below. Such distribution shall be made pro rata to the Partners in accordance with their respective Percentage Interests.

             (b) No distribution need be made under subsection (a), above, unless the assets of the Partnership immediately thereafter shall be adequate in kind and sufficient in amount to discharge all of the Partnership's obligations for which liability is not limited to the assets of the Partnership. Distributions may be made without regard to the balances in the Capital Accounts of the Partners or any of them at the time of such distribution so long as each distribution constitutes a pro rata distribution in accordance with each Partner's Percentage Interest.

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         4.2 Sources of Distributable Funds.

             (a) Subject to the retention by the Partnership of reasonable reserves as provided for in subsection (b), below, the excess of cash receipts over cash expenditures (whether of an operating or capital nature) on account of operations of the Partnership ("Distributable Funds") shall be distributed to the Partners in accordance with Section 4.1. Any other funds deemed available for distribution by the General Partner, in his sole discretion and to the extent permitted by law, shall also be considered Distributable Funds. Notwithstanding the foregoing, Distributable Funds shall not include capital contributions of the Partners and proceeds from the sale or other disposition of Partnership assets or insurance proceeds on account thereof all of which are governed by Section 4.3.

             (b) The General Partner may create reserves for working capital, contingencies and for any other items and in such amount that the General Partner deems reasonably necessary or desirable for the operation of the Partnership business, including without limitation, debt service payments on mortgages whether or not secured by Partnership property and other financing charges, the payment of state and local income taxes, if any, improvements of and replacements to Partnership property, debts owed to Partners, the funding of losses affecting the cash position of the Partnership and other similar items.

         4.3 Other Distributions.

             (a) Distribution of net proceeds available from mortgage financing and refinancing to the extent, if any, the General Partner determines in his sole discretion to make such distribution shall be made pro rata to the Partners in accordance with their respective Percentage Interest.

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             (b) Distribution of net proceeds available from the sale or other disposition of all of the assets of the Partnership, or from casualty insurance if all of the Partnership assets are destroyed and not replaced, shall be made in accordance with the provisions of Section 8.4 which govern upon the dissolution of the Partnership.

             (c) As used herein, the term "net proceeds" shall mean cash available after deduction for funds needed by the Partnership, including without limitation, for application to reduction of Partnership indebtedness, for the development, improvement or reconstruction of Partnership property; and for related expenses such as brokers and finders commissions, application fees, title insurance costs, and legal and other professional expenses.

         4.4 No Return of Capital Contributions. No Partner is entitled to the return of his capital except upon the dissolution of the Partnership, and no Partner shall be deemed to have received a distribution of capital by reason of the combination of cash distributions to such Partner and the allocation of losses of the Partnership charged against such Partner's Capital Account. If a Limited Partner were deemed to have received a distribution of capital, such Partner might be liable to the Partnership for the amount of such distribution of capital, with interest, to the extent necessary to discharge the liabilities of the Partnership to its creditors.

                                   ARTICLE V
                  MANAGEMENT AND NATURE OF PARTNERS' INTERESTS

         5.1 Authority and Obligations of General Partner. All decisions as to the management of the business of the Partnership shall be made solely by the General Partner. The General Partner shall use his best efforts to carry out the purposes of the Partnership as set forth in Section 1.3.

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         5.2 Powers of the General Partner. The General Partner shall have all the powers of a general partner under the Act and as otherwise permitted by law (except as provided herein) as is necessary or desirable to carry out the purposes of the Partnership, which powers shall be exercisable on behalf of the Partnership in the absolute discretion of the General Partner and which shall include, without limitation, the power to:

                 (i) Acquire or sell, assign, convey or otherwise transfer title to any portion of the real and personal property and other assets of the Partnership, including any interest in any mortgage, lease, or other interest in real or personal property owned by the Partnership;

                 (ii) Construct and develop or cause the construction and development of such buildings and other improvements upon land owned or leased by the Partnership, and have additions and alterations made to existing improvements;

                 (iii) Manage and lease all or any portion of the real or personal property of the Partnership, whether or not the space or facility so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others;

                 (iv) Borrow Money for the Partnership (whether or not in the ordinary course of business), and as security therefor, mortgage all or any part of the Partnership's real and personal property and in conjunction therewith execute all necessary papers and documents, including but not limited to bonds, notes, mortgages, pledges, security agreements financing statements, and confessions of judgment; provided however, if obtainable, such loans or obligations of the Partnership may provide that the Partnership's liability for repayment shall be limited to the real or personal property encumbered for such loans or obligations; and to enter into sale-leaseback transactions for all or any part of the Partnership's real and personal property or offer participations in the revenues or equity of the Partnership's property to commercial and institutional lenders, as may be required by prevailing marketing conditions to secure borrowings of funds on an interim or long-term basis;

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                 (v) Obtain replacements of mortgages of the Partnership's
property;

                 (vi) Prepay, in whole or in part, refinance, recast, increase, modify, consolidate, correlate, or extend any mortgages affecting the real or personal property of the Partnership;

                 (vii) Place record title to the Partnership's real or personal property in the name or names of a nominee or nominees for the purpose of mortgage financing or other convenience or benefit to the Partnership;

                 (viii) Employ from time to time persons, firms and corporations to operate and manage the Partnership's real property, including, without limitation, a supervisory management agent, and accountants and attorneys;

                 (ix) Designate the depository or depositories in which all bank accounts of the Partnership shall be kept and the person or persons upon whose signature withdrawals therefrom shall be made;

                 (x) Invest funds of the Partnership in rated corporate obligations, corporate commercial paper, time deposits, certificates of deposit, savings certificates or other insured accounts, and local, state or federal government obligations;

                 (xi) Prosecute, defend, settle, compromise or submit to arbitration, at the Partnership's expense, any suits, actions or claims at law or in equity to which the Partnership is a party or by which it is affected, as may be necessary, proper or convenient, and to satisfy out of Partnership funds any judgment, decree or decision of any court, board, agency or authority having jurisdiction, or any settlement of any suit, action or claim prior to judgment or final decision thereon;

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                 (xii) Obtain insurance, in such amounts and against such risks, on behalf of and for the protection of the Partnership and the Partners, provided however, such insurance shall be sufficient to meet the requirements of any mortgage lender or leases given by the Partnership;

                 (xiii) Set aside funds of the Partnership for payment of past, current, and future liabilities of the Partnership, including, but not limited to, liabilities of the Partnership to individual Partners;

                 (xiv) Transfer the assets of the Partnership to one or more corporations to be formed under the laws of the State of Pennsylvania provided that each Partner shall have the same proportionate interest in each class of stock of said corporation(s) as his Percentage Interest in the Partnership, in which event said corporation(s) shall assume the liabilities of the Partnership and the Partnership shall then terminate.

                 (xv) To execute, acknowledge and deliver any and all instruments and documents, and to make expenditures and do any and all other things necessary or appropriate to effectuate any of the foregoing powers and accomplish the business and purposes of the Partnership or as is necessary or incident to the protection and benefit of the Partnership.

         5.3 Fee to General Partner. The General Partner shall render his personal services to the Partnership without compensation, provided however, that the General Partner shall be entitled to reimbursement for all reasonable expenses incurred in connection with the Partnership business, including without limitation, all legal and accounting expenses incurred pursuant to Sections 6.2 and 6.3.

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         5.4 Other Interests of Partners.

             (a) The General Partner shall devote to the Partnership such time as reasonably may be required in the conduct of the Partnership business. In view of the exclusive and limited purposes of the Partnership, no Partner shall have any obligation to make any other real estate opportunity not involving the property described on Exhibit A available to the Partnership or to any of its Partners. It is further expressly agreed that any Partner may engage in and possess interests in other businesses and ventures of every nature and description, independently or with others, and any such engagement will not constitute a breach of the General Partner's fiduciary duties to the Partnership and neither the Partnership nor any Partner shall have any rights by virtue of this Agreement or the existence of this Partnership in and to said independent ventures or to the income or profits derived therefrom.

             (b) The Partnership may employ or transact business with any person, firm or corporation (including without limitation TOLL BROTHERS, INC.), notwithstanding the fact that any Partner or member of his Immediate Family may be related to or have an interest therein, provided however, that the Partnership shall only employ any such person, firm or corporation on terms no more advantageous than would be given in favor of a disinterested third party acting in the same capacity. Neither the Partnership nor any Partner (in his capacity as a partner hereof) shall have any rights to any income or profits derived in connection therewith. As used herein, the term "Immediate Family" of a Partner shall mean his spouse, parents, parents-in-law, siblings, and any of his descendants, or the siblings or descendants of any of the aforementioned persons.

         5.5 Limitations on Limited Partners. The Limited Partners shall in no event (i) be permitted to take part in the control of the business or affairs of the Partnership; or (ii) have the authority or power in' the capacity of a Limited Partner to act as agent for or on behalf of the Partnership or any other Partner to do any act which would be binding on the Partnership or any other Partner, including without limitation the incurring of any expenditures on behalf of the Partnership. Any Limited Partner may, however, deal with the Partnership as an independent contractor or agent for others and may receive from such others or the Partnership normal profits, compensation, commissions or other income incident to such dealings, provided however, that the Limited Partner shall first obtain from the General Partner consent to such dealings and in the event of the failure to do so, the Limited Partner shall on demand of the General Partner remit to the Partnership all such profits, compensation, commissions and income derived from such dealings.

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         5.6 Liability of Limited Partner.

             (a) The Limited Partners shall in no event be liable personally for any of the debts or losses of the Partnership or of the General Partner beyond the aggregate amount of agreed upon contributions to the capital of the Partnership as provided in Article II. The Limited Partners shall not have any obligation to contribute any sums of money or other property to the Partnership (other than the agreed upon contributions provided for herein) on account of any deficit or negative balance in his Capital Account.

             (b) Notwithstanding anything herein or in the Act to the contrary, the right of the General Partner to require additional capital contributions from all Partners under Section 2.2 is intended solely for the benefit of the Partners and not for the benefit of creditors of the Partnership or any other third parties. Accordingly, Section 2.2 shall create no rights in any creditors of the Partnership or other third parties to require the Partners to make contributions to the Partnership to meet any obligations of the Partnership.

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         5.7 Liability and Indemnification of General Partner.

             (a) As among the Partners, no personal liability shall be imposed upon the General Partner by reason of any act or omission occurring in the course of his management or control of the Partnership, for damages or otherwise, except for willful misconduct and in that event, such liability may only be enforced and satisfied out of the Partnership interest held by the General Partner and Partnership assets. In addition to as provided in Sections
2.5 and 2.6 with respect to loans made by Limited Partners and return of capital contributions, respectively, it is further specifically agreed that the General Partner shall not be liable or responsible for the failure of any Limited Partner to make any capital contributions agreed to herein.

             (b) The Partnership shall indemnify and hold harmless the General Partner from and against any loss, expense, damage or injury suffered or sustained by him by reason of any acts, omissions or alleged acts or omissions arising out of his activities on behalf of the Partnership, including but not limited to any judgment, award, settlement, reasonable attorney's fees and costs and expenses incurred in connection with the defense and settlement of any actual or threatened action, proceeding or claim, unless such acts, omissions or alleged acts or omissions were made as a result of willful misconduct by the General Partner; provided however, that such indemnity shall be satisfied only out of and to the extent of the Partnership assets and the Partnership interests held by the Limited Partners and no Limited Partner shall have any personal liability on account thereof.

                                   ARTICLE VI
                                 FISCAL MATTERS

         6.1 Partnership Books.

             (a) The Partnership shall maintain at its principal office, or such other office as shall be designated by the General Partner, full and accurate books of the Partnership, including the Certificate and any amendments made thereto, which shall fully reflect each of its transactions, including the allocations and cash distributions provided for in Articles III and IV, and all other records necessary for recording the Partnership's business.

             (b) During regular business hours and upon reasonable notice, each Partner and his duly authorized representatives shall have access to and may inspect and copy any of such books and records.

         6.2 Annual Reports. Within ninety (90) days following the end of each fiscal year of the Partnership, the General Partner shall cause to be prepared and distributed to each Partner a financial statement of the Partnership which shall include a profit and loss statement, a balance sheet, a statement of each Partner's Capital Account and a statement reflecting each Partner's share of Partnership income or loss for income tax purposes. Each such statement shall be prepared without audit, provided that any Partner may require at any reasonable time that audited statements be prepared by auditors to be selected by the General Partner at the expense of the Partnership. The General Partner shall also cause the necessary federal, state and local income tax returns and reports required of the Partnership to be prepared and timely filed.

         6.3 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with generally accepted accounting principles consistently applied and in use for entities engaged in business similar to that of the Partnership. The General Partner may rely upon the advice of the Partnership's counsel or accountants as to whether such decisions are in accordance with such generally accepted accounting principles. The General Partner may elect to treat certain items differently for accounting purposes than the manner in which such items are treated for tax purposes. All legal and accounting fees shall be borne by the Partnership.

         6.4 Bank Accounts. The General Partner shall be responsible for causing one or more bank accounts to be maintained in the Partnership's name into which all funds of the Partnership shall be deposited and from which payment of all Partnership business expenditures shall be made. No other funds shall in any way be commingled with the funds in such Partnership accounts.

         6.5 Tax Elections. Upon receipt of notice by a Partner requesting that the Partnership file an election pursuant to Section 754 of the Internal Revenue Code of 1954 (or any successor section), the Partnership will file such election. The Partnership will also use its best efforts to revoke any election then in effect upon receipt of notice of a request made on behalf of the Partners who are affected by such revocation. The Partners agree to supply the Partnership with the information necessary in the event of such an election or the revocation thereof in order to give effect thereto.

                                  ARTICLE VII
                      ASSIGNABILITY OF PARTNERS' INTERESTS;
                           ADDITIONAL LIMITED PARTNERS

         7.1 Limited Partner's Interest.

             (a) A Limited Partner may transfer, assign, pledge, hypothecate or otherwise dispose (hereinafter sometimes referred to as a "Transfer") of all or part of his interest in the Partnership to a person or entity (hereinafter sometimes referred to as an "Assignee") only if such Transfer is made in accordance with the provisions of this Article, provided however, that in no event shall any Limited Partner be relieved of his responsibilities hereunder without the prior written consent of the General Partner. Any purported Transfer in violation of the provisions of this Article shall be null and void and the non-transferring Partners, or any of them, in addition to any other remedies available under this Agreement and at law, in equity and otherwise, may seek to enjoin such Transfer and the transferring Partner, or his legal representatives, agrees to submit to the jurisdiction of any court of equity in the State of Pennsylvania and to be bound by any order of such court enjoining such purported Transfer. In the event of any such permitted Transfer, the Assignee shall be entitled to receive the allocations and distributions to which the Limited Partner from whom such interest was acquired (hereinafter sometimes referred to as the "Assignor") would have been entitled and shall be required to make the capital contributions, if any, which the Assignor would have been required to make hereunder. Unless the provisions of Section 7.4 are complied with, an Assignee shall not become or have the rights of "substituted limited partner" as that term is used in the Act, but shall only have the rights of an "assignee" as set forth therein and herein.

         7.2 Requirements for Assignment. Notwithstanding anything in this Agreement or any rule of law to the contrary, no Transfer, howsoever accomplished (including without limitation a Transfer of an interest from a Limited Partner to his spouse pursuant to a divorce settlement or judgment), whether voluntary or involuntary, of a Limited Partner's interest, although otherwise valid, shall be recognized by the Partnership until (i) the Assignor has given written notice thereof to the General Partner; (ii) the Assignee agrees in writing to be bound by all of the terms of this Agreement (including a confirmation of the representations and warranties contained in Section 9.11) and to assume all obligations hereunder with respect to the Assignor-Limited Partner's Partnership interest, and executes and delivers such other instruments in form and substance satisfactory to the General Partner as he may reasonably deem necessary and desirable to effect the admission of the Assignee into the Partnership; and (iii) the Assignor delivers to the General Partner on behalf of the Partnership an opinion of legal counsel for the Assignor satisfactory to the Partnership to the effect that such transfer may legally be accomplished without registration under all applicable securities laws. If the Assignor is deceased or incompetent, certified copies of any court order or documents may be submitted in lieu of the document which a Limited Partner is required to submit under clause (i), above, and his legal representative may act on his behalf under clause (iii), above.

         7.3 Right of First Refusal Upon Assignment.

             (a) Subject to subsection (c), below, should any Limited Partner (the "Selling Partner") desire to Transfer his interest in the Partnership, or any portion thereof, and have received an offer therefor which he desires to accept (hereinafter referred to as the "third party offer"), he shall first deliver to the General Partner and the other Limited Partners, a written instrument in which he shall:

                 (i) State his intention to Transfer his interest, or designated portion thereof (the portion, whether all or part of the interest in the Partnership which the Selling Partner desires to Transfer, is hereafter referred to as the "Designated Portion").

                 (ii) State the price and terms, in terms of cash and/or promissory note(s), he has received for the purchase of the Designated Portion, and the name and address of the offeror(s);

                 (iii) Warrant and represent that to the best of his knowledge and belief, the third offer referred is a bona fide offer which he is willing to accept; and

                 (iv) Offer to sell the Designated Portion to the General Partner and the other Limited Partners on the same terms and conditions as are described in such third party offer. Such instrument shall be accompanied by a true and correct copy of the third party offer.

             (b) At any time during the thirty (30) day period after the delivery to the Partnership of such offer required by subsection (a), above, the General Partner shall have the first and prior right to purchase all or part of the Designated Portion of the Selling Partner on the terms and at the price set forth in the third party offer, provided however, the General Partner shall not have the right to purchase part of the Designated Portion unless the other Limited Partners purchase the balance. If' this right of first refusal is not exercised in full by the General Partner, the other Limited Partners shall have the right within thirty (30) days after the end of the above-described thirty
(30) day period to purchase that part of the Designated Portion which the General Partner has not elected to purchase in such proportions as they may agree among themselves on the terms and on the basis of the price set forth in the offer. If such an agreement cannot be reached, each Limited Partner shall have the right, by giving notice thereof to the other Limited Partners during the next ten (10) day period to subscribe to all or any part of that remaining proportion of the Designated Portion as the Partnership interest owned by him bears to the total Partnership interests owned by all of the Partners (based on their Percentage Interests) other than the General Partner and Selling Partner. If Limited Partners elect to purchase less than all of the remaining Designated Portion, then each Limited Partner who elected to purchase the maximum proportion thereof pursuant to the preceding sentence shall have the further right, by giving notice thereof to all of the Limited Partners during the next ten (10) day period, to subscribe to all or any part of the Designated Portion not theretofore purchased. If the portion designated for purchase by the Limited Partners pursuant to preceding sentence is greater than the portion not purchased, then each Limited Partner who elected to subscribe to a portion of the Designated Portion pursuant hereto shall be deemed to have subscribed to that proportion thereof as the portion he designated for subscription bears to the aggregate portions designated for subscription by all of the Limited Partners pursuant to the preceding sentence. If the General Partner and the other Limited Partners do not agree to purchase all of the Designated Portion, the Selling Partner may, at any time within sixty (60) days after the expiration of last thirty (30) or ten (10) day option period, whichever is later, sell the Designated Portion in the Partnership to the offeror(s) named in the third party offer, on the terms and at the price stated in such offer, provided that the sale and conveyance is expressly made subject to the requirements of Section 7.2 and the other provisions of this Agreement. If the sale is not completed within such sixty (60) day period, the notice given to the General Partner and Limited Partners shall be deemed to have expired and a new notice and option shall be required before any transfer is made of the Partnership Interest, or any portion thereof, of the Selling Partner.

             (c) The provisions of subsection (a), above, shall not apply in the event that the Assignee is any one of the following:

                 (i) A spouse, ancestor or lineal descendant of an ancestor of the Assignor, or a trust for the benefit of any one or more of the Assignor and the foregoing persons.

                 (ii) A corporation or partnership of which all of the capital stock, in the case of the corporation, or interest, in the case of a partnership, are owned by the Assignor and persons designated in clause (i), above.

                 (iii) A legal representative, heir or legatee of the Assignor.

                 (iv) Any Partner of this Partnership. Said provisions shall also not apply to the pledge, hypothecation or mortgage by a Limited Partner of all or part of his interest in the Partnership but shall apply to a foreclosure of or the realization upon any such pledge, hypothecation or mortgage.

         7.4 Substituted Limited Partner. An Assignee of all or part of the interest of a Limited Partner shall become a substituted Limited Partner if and only if: (i) the General Partner consents to such substitution, which consent may be withheld for any reason which the General Partner deems appropriate, provided however, that such consent shall not be required in the event that the Assignee is already a Partner; (ii) the Assignor grants the Assignee such right, provided however, that such grant shall not be required in the event that the Transfer occurs by reason of the death, incompetency or bankruptcy of the Assignor; and (iii) the Assignee pays to the Partnership all costs and expense incurred in connection with such substitution, including without limitation, costs incurred in amending the Certificate.

         7.5 General Partner's Interest. The interest of the General Partner in the Partnership shall not be assignable without the prior written consent of all of the Limited Partners. In the event that the General Partner obtains such consent hereinbefore required in order to transfer his interest to an assignee who shall become a new General Partner of this Partnership, the assignee shall not become a General Partner hereunder unless the assignee pays to the Partnership all costs and expenses incurred in connection with such assignment, including without limitation, costs incurred in amending the Certificate. Any purported assignment in violation of this Section shall be null and void and the provisions set forth in Section 7.1 above with respect to a null and void Transfer of a Limited Partner's partnership interest shall be similarly applicable.

         7.6 Successor General Partner.

             (a) The Partners may, at any time or from time to time, designate by written agreement executed by holders of more than fifty (50%) percent in interest of the Partnership (based on their Percentage Interests) one of the Partners or a non-Partner to be the successor General Partner who shall serve only upon the death or entry of an order of incompetency of the General Partner, or upon the occurrence of any of the events relating to the financial condition of the General Partner as set forth in subsection 8.1(a), provided he agrees in writing to be bound by this Agreement.

             (b) Upon the death or entry of an order of incompetency of the General Partner or upon the occurrence of any of the events related to his financial condition as set forth in subsection 8.1(a) without the designation of a successor General Partner, the then holders of more than fifty (50%) percent in interest of the Partnership (based on their Percentage Interests), including that of the legal representative of the deceased, incompetent or bankrupt General Partner, shall have ninety (90) days after such event to designate in writing a Partner or non-Partner to be the successor General Partner, and upon such designation such Partner or non-Partner shall become the successor General Partner in the same manner and under the same conditions as if such designation had been made pursuant to subsection (a), above, prior to such event.

             (c) The change of General Partner under this Section or Section 7.5 shall not effect a termination of the Partnership.

             (d) The interest of a former General Partner shall upon his death, the entry of an order of incompetency or the occurrence of any of the events specified in subsection 8.1(a) be converted into a limited partnership interest in the manner and to the extent provided in Section 7.5.

         7.7 Admission of Additional Limited Partners.

             (a) The General Partner shall have the exclusive right and authority to admit such additional Limited Partners into the Partnership upon the payment of such capital contributions as the General Partner may decide in his sole and absolute discretion. In the event that such new Limited Partners are admitted into the Partnership, the Percentage Interest of each such Limited Partner shall be arrived at and the Percentage Interest of each existing Partner shall be adjusted as follows: The Percentage Interest of each Partner shall be a percentage of the initial capital and additional capital contributed by each Partner at the time of such admission bears to the total initial and additional capital contributed by all of the Partners to the Partnership at the time of such admission. The addition of any such additional Limited Partner shall not be effective until he has agreed in writing to be bound by all the terms of this Agreement as if he were an original party hereto and shall have executed and delivered such other instruments deemed necessary and desirable by the General Partner to effect such admission into the Partnership.

             (b) The right of the General Partner pursuant to subsection (a), above, to admit an additional Limited Partner pursuant to a third party bona fide offer for the purchase of a limited partnership interest shall be subject to the General Partner first giving the Limited Partners a right of first refusal with respect to such additional limited partnership interest. The terms and provisions set forth in Section 7.3 as to the right of refusal to be given to the Limited Partners with respect to the Transfer of a Limited Partner's interest shall also govern this right of first refusal.

                                  ARTICLE VIII
                           DISSOLUTION AND TERMINATION

         8.1 Events of Dissolution.

             (a) The Partnership shall only be dissolved:

                 (i) upon the mutual consent of all Partners;

                 (ii) upon the sale or other disposition by the Partnership of all its right, title and interest in and to its assets, and unless the General Partner consents, the receipt by the Partnership of the purchase price in full and in cash, unless all of the Partners consent to the election by the Partnership of Section 1033 of the Internal Revenue Code (or any successor section) and the Partnership replaces the Property in accordance therewith;

                 (iii) upon an adjudication of the General Partner as bankrupt or insolvent, or the filing by the General Partner of a voluntary petition in bankruptcy or any petition or answer seeking any liquidation, dissolution or similar relief for himself under the present or any future Federal Bankruptcy Act or any other present or future applicable Federal, State or other statute or law regarding bankruptcy, insolvency or other relief for debtors, or the General Partner's making any assignment for the benefit of creditors or seeking, consenting to, or acquiescing in the appointment of any trustee, receiver, conservator or liquidator (or other similar official) of such General Partner or of all or any substantial portion of his property (whether or not including its interest in the Partnership) or of his interest in the Partnership;

                 (iv) upon the entry by a court of competent jurisdiction of an order, judgment or decree approving a petition filed against the General Partner seeking any liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act, or any other present or future applicable Federal, State or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and, such General Partner shall acquiesce in the entry of such order, judgment or decree, or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty consecutive (60) days;

                 (v) upon the giving of notice by the General Partner to any governmental body of its insolvency or pending insolvency, or suspension or pending. suspension of operations;

                 (vi) in any event, at 12:00 midnight on December 31, 2030.

             (b) The occurrence of any of the events relating to the financial condition of the General Partner as set forth in subsection 8.1(a) shall not terminate the Partnership unless a successor General Partner has not been or is not appointed in accordance with the provisions of Section 7.6. The occurrence of any of the events mentioned or referred to in the preceding sentence with respect to a Limited Partner shall not terminate the Partnership and the Limited Partner's interest shall pass by will or by law, as the case may be, subject to the provisions of this Agreement.

             (c) Upon the occurrence of an event not specified in subsection 8.1(a) which would cause a dissolution of the Partnership under the Act or otherwise under the laws of the State of Pennsylvania, the parties hereto and their respective successors and assigns agree that any such event shall not result in a termination of the Partnership or this Agreement and further agree to cause a new limited partnership to be formed which will be governed by and operated under all of the terms and conditions of this Agreement, to avoid any interruption of the Partnership business, and to cause an appropriate Certificate to be filed.

         8.2 Dissolution, Winding Up and Termination. Unless the provisions of subsection 8.1(c) are applicable, upon dissolution of the Partnership, the General Partner shall have the full power and authority to proceed with the liquidation of the Partnership and to take all steps which he may deem necessary or desirable to wind up the Partnership's affairs, having for such purpose all the powers referred to and provided for in Section 5.2 appropriate to accomplish the same and allowing for a reasonable time in order to minimize losses attendant to the liquidation, so that the Partnership may be terminated in accordance with the Act. In the event that there is no General Partner, the Limited Partners shall designate one or more Partners or a non-Partner or both, by written agreement executed by holders of more than fifty (50%) percent in interest of the Partnership (based on their Percentage Interests) to proceed with the liquidation of the Partnership's assets and the termination of the Partnership. In the event that a liquidator is designated pursuant to the preceding sentence, hereinafter in this Article all references to the General Partner shall be deemed to refer to such liquidator.

         8.3 Final Accounting. In connection with such winding up, an accounting shall be prepared and furnished to each Partner to cover the period from the date of the last previous accounting to the date of such dissolution. Upon completion of distribution in accordance with Section 8.4, a further statement for the period of dissolution shall be so prepared and furnished.

         8.4 Distributions Upon Winding Up and Termination.

             (a) The proceeds from all assets of the Partnership upon its winding up and termination shall be distributed and applied in the following order of priority, with no distribution being made in any category being set forth below until each preceding category has been satisfied in full:

                 (i) Payment of debts and liabilities of the Partnership (other than any loans or advances made by Partners to the Partnership) and the expenses of liquidation; provided however, that loans or advances guaranteed by Partners shall not be considered as being made by such Partners, and provided further that the General Partner shall have the right to designate the order in which specific liabilities are to he satisfied out of Partnership assets, to the extent permitted with reference to the order provided by law, in order to minimize the risk of personal liability on the part of any Partner.

                 (ii) Establishment of reserves deemed reasonably necessary to cover contingent or unforseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. These reserves may be paid over to an attorney-at-law of the State of Pennsylvania or a bank or trust company authorized to do business therein to be held in escrow for the purpose of paying any such contingent or unforseen liabilities or obligations and at the expiration of such period as the General Partner shall deem advisable, any then remaining balance shall be distributed as the General Partner shall direct but in accordance with the order of priority set forth in clauses (iii) and (iv), below.

                 (iii) To the repayment of any loans or advances made by Partners to the Partnership, including loans made under Section 2.3 plus accrued interest thereon, but if the amount available for such repayment shall be insufficient, then pro rata on account thereof.

                 (iv) To each Partner in the proportion that the positive balance of his Capital Account bears to the sum of all Partners positive Capital Accounts. For this purpose, the Capital Account of each Partner shall be determined as of the appropriate date for distribution. In this connection, income or losses through the year of final liquidation, including income or losses realized from the sale of assets of the Partnership and unrealized in connection with any assets distributed in kind pursuant to subsection (c), below, shall be allocated as set forth in Article IV and credited or charged to the Capital Accounts of the respective partners.

             (b) Notwithstanding anything to the contrary in the Act or any other statute or rule of law, the Limited Partners shall have no right of priority over the General Partner with respect, to repayment of loans and advances or otherwise in the application and distribution of the assets of the Partnership upon dissolution as provided herein.

             (c) No Partner may demand or receive property other than cash upon distribution as provided herein, unless however, holders of more than fifty (50%) percent in interest of the Partnership (based on their Percentage interests) determine that it shall not be necessary to liquidate all of the Partnership assets. In that event, cash assets of the Partnership shall be distributed first and the notes receivable and other non-cash assets last. Any such non-cash assets may be distributed in kind, including but not limited to undivided interests in such assets and whether or not like assets are distributed to each Partner.

             (d) Upon completion of distribution in accordance with the foregoing plan, including any payment to an escrowee, the Partnership shall be terminated, the Limited Partners shall cease to be such and the General Partner shall cause a cancellation of the Certificate to be executed and filed. If the General Partner shall fail to file such cancellation, any Limited Partner may do so.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Notices. All notices, elections, offers, acceptances demands, consents, and other communications permitted or required to be made under this Agreement shall be in writing to be effective, signed by the Partner giving the same and shall be delivered personally, or sent by registered or certified mail, to the other Partners, at the address of such Partners set forth in Section 1.5, or at such other address as may be supplied in writing in the manner set forth in this Section. The date of personal delivery or two business days after the date of mailing, as the case may be, shall be the date such notice or other communication is deemed to have been received. A copy of all notices and other communications given hereunder shall in all cases be sent to the General Partner.

         9.2 Successors and Assigns. This Agreement shall be to the benefit of the Partners, their respective successors and assigns, and each Partner agrees, on behalf of itself and its successors and assigns, to execute any instruments which may be necessary or desirable to carry out the purposes of this Agreement, and hereby authorizes and directs it successors and assigns, to execute such instruments. Each and every successor to any Partner, whether such successor acquires its interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement. It is the intention of the Partners that, during the term of this Agreement, the rights of the Partners and their successors and assigns as among themselves, shall be governed by the terms of this Agreement, and that the right of any Partner or successor to assign, transfer, sell or otherwise dispose of or deal with its interest in the Partnership shall be subject to the limitations and restrictions of this Agreement, provided however, that in no event shall the assignment of any interest in the Partnership be effective unless made in accordance with Article VII.

         9.3 Power of Attorney.

             (a) By executing the Counterpart Signature Page hereto containing the power of attorney (the "Power of Attorney") thereon, each Limited Partner appoints the General Partner as his agent and attorney-in-fact to take all action provided for therein. Each Limited Partner hereby gives the General Partner full power and authority to do each act requisite to be done in and about the matters referred to therein, and hereby ratifies all that the General Partner lawfully does by virtue thereof. Each Limited Partner also agrees to execute and deliver within five (5) days after receipt of request therefor such instruments as the General Partner deems necessary to confirm the power of attorney granted in the Power of Attorney.

             (b) The Power of Attorney, being coupled with an interest, is irrevocable and shall not be revoked by the occurrence of an Event of Dissolution or the death, incompetency or dissolution of any Partner. The Power of Attorney shall also survive an assignment by a Limited Partner of the whole or any part of the amounts distributable to him pursuant to this Agreement. If a Limited Partner transfers his Partnership interest, such Power of Attorney shall survive the delivery of the instruments effecting such transfer for the sole purpose of enabling the General Partner to execute, acknowledge, swear to and file any and all instruments necessary to effect the substitution of the transferee as a Limited Partner and until the transferee is admitted to the Partnership as a substitute Limited Partner, such Power of Attorney shall remain in full force and effect.

             (c) The General Partner shall cause the instruments and documents referred to in the Power of Attorney to be filed as required or as deemed appropriate.


             (d) Either this Agreement, the Counterpart Signature Pages hereto, or a Certificate containing a power of attorney substantially similar to that in the Counterpart Signature Page and this Section may, at the election of the General Partner, or if otherwise required by law, be recorded in the appropriate public office in the State of Pennsylvania and any other jurisdiction.

         9.4 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9.5 Amendment. No change, modification or amendment of this Agreement shall be valid or binding upon the Partners unless such change or modification shall be in writing signed by the Partner or Partners against whom the same is sought to be enforced.

         9.6 Waiver of Partition. The Partners agree that no Partner, nor any successor to any Partner, shall have the right while this Agreement remains in effect to have any of the assets of the Partnership partitioned, either by way of partition in kind or partition by sale, or to file a complaint or institute any proceeding at law or in equity for such purpose, and each Partner, on behalf of itself and its successors and assigns, irrevocably waives any such right until the end of the term of the Partnership.

         9.7 Remedies Cumulative. The remedies of the Partners under this Agreement are cumulative and shall not exclude any other remedies to which any Partners may be lawfully entitled.

         9.8 No Waiver. The failure of any Partner to insist upon strict performance or a covenant hereunder or of any obligation hereunder or to exercise any right or remedy hereunder, regardless of how long such failure shall continue shall not be a waiver of such Partner's right to demand strict compliance therewith in the future unless such waiver is written and signed by the Partner giving the same.

         9.9 No Third Party Beneficiaries. None of the provisions of this Agreement are intended to benefit, and none shall inure to the benefit of or be enforceable by, any creditors of the Partnership or any other third parties.

         9.10 Additional Instruments. Each Partner agrees to execute such agreements, certificates, tax statements and returns, and other documents as may be required bylaw to effectuate this Agreement.

         9.11 Investment Representations and Warranties. Each Limited Partner hereby represents and warrants with respect to his execution of this Agreement and the interest in the Partnership to be acquired by him hereunder as follows:

             (a) He has his principal residence in the State of Pennsylvania; he will not sell, assign or otherwise transfer his interest in the Partnership to any person who is not a resident of the State of Pennsylvania within the meaning of Rule 147 of the General Rules and Regulations under the Securities Act of 1933 and he will obtain from any transferee of his interest in the Partnership representations and warranties similar to those made in this Section and furnish to the General Partner evidence thereof which is satisfactory to him;

             (b) He has been furnished such information with respect to the organization and operation of the General Partner and the proposed operation of the Partnership as he has requested and such information as he deems necessary to evaluate the risks involved and the potential profits from his investment;

             (c) He is acquiring his interest in the Partnership for investment for his own account and not with a view to a distribution thereof within the meaning of the Securities Act of 1933 and the Securities Act of the State of Pennsylvania;

             (d) He has such financial capacity that his investment in the Partnership would not be material when compared with his total financial capacity;

             (e) He has experience and skill in investment and business matters, based on actual participation;

             (f) He has such knowledge of finance, securities and investments, generally, that he is capable of evaluating the risks involved in becoming a Partner;

             (g) He understands that the transferability of his interest in the Partnership is restricted as set forth herein and that he cannot expect to be able readily to liquidate his investment in case of emergency and that he may have to continue to bear the risk of holding the interest for an indefinite period;

             (h) He will not sell, assign, transfer, pledge, hypothecate or otherwise dispose of all or any part of his Partnership interest except in compliance with all the applicable provisions of this Agreement, which hereby includes in the case of residents of Pennsylvania a prohibition on the ability to transfer his interest within twelve (12) months after purchase; and

             (i) He has, to the full extent he deemed advisable, conferred with counsel of his own selection in connection with this Agreement and the foregoing representations and understands that the General Partner, based on the foregoing representations and warranties of the Limited Partners, is not registering interests under this Agreement under the Securities Act of 1933, as amended, or under the Securities Act of the State of Pennsylvania, as amended, that such registration is neither contemplated nor likely and that he does not have the right to require such registration.

         9.12 Right of Recission. Each Partner acknowledges that he is hereby notified that pursuant to Section 207(m) of the Pennsylvania Securities Act he has the right to withdraw his entering into this Agreement without incurring any liability within two business (2) after the later of his execution hereof or making his capital contribution required by Section 2.1.

         9.13 Entire Agreement. This Agreement contains the entire agreement between the Partners and supersedes all prior understandings and agreements between them concerning the subject matter hereof. No representations, warranties, conditions or agreements pertaining to the subject matter of this Agreement have been made by, or shall be binding upon, any of the Partners, except as expressly set forth in this herein.

         9.14 Captions. Titles or captions of articles and sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         9.15 Number and Gender. Whenever required by the context, the singular number shall include the plural and the masculine or neuter gender shall include all genders.

         9.16 Counterparts. This Agreement may be executed in multiple copies, each of which shall for all purposes constitute one Agreement which is binding on the Partners notwithstanding that all parties are not signatures to the same copy.

         9.17 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania without application to the conflict of laws of such State.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                                    GENERAL PARTNER


                                                    ROSE HOLLOW CROSSING, INC.


Attest:  Bruce E. Toll                              By:  Robert I. Toll
         ---------------------------                     --------------
                                                         President

                          LIMITED PARTNERSHIP AGREEMENT

                           COUNTERPART SIGNATURE PAGE


         Intending to be legally bound by the Limited Partnership Agreement (the "Agreement") attached hereto and to become a Partner thereof on acceptance by the General Partner, the undersigned has executed the Agreement by executing this Counterpart Signature Page which the General Partner is authorized to attach to the Agreement on such acceptance.

                                POWER OF ATTORNEY

         Each Limited Partner does hereby irrevocably constitute and appoint the General Partner his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to and file:

                 (i) Any certificate (including without limitation the Certificate and fictitious name certificates) or other instrument, which may be required to be filed by the Partnership under the laws of any State or of the United States or deemed necessary or desirable to accomplish the purposes of the Partnership; and

                 (ii) Any and all amendments, modifications, or cancellations of such certificate or instrument, including without limitation any amendment required to admit any substitute or additional Limited Partner or General Partner, to clarify any incorrect statement in the Certificate, to reflect any withdrawals from the Capital Accounts of the Partners, or cancel the Agreement and the Certificate upon the dissolution and termination of the Partnership, all in accordance with the provisions of the Agreement.

                                                     LIMITED PARTNER


                                                     Robert I. Toll
                                                     ---------------------
                                                     (Name) Robert I. Toll

                                                     P.O. Box 224,
                                                     Solebury, PA 18963
                                                     (Residence Address)

STATE OF PENNSYLVANIA   :
                        :
COUNTY OF MONTGOMERY    :

         On this 19th day of December, 1980, before me the undersigned Notary Public appeared Robert I. Toll the person who signed the foregoing Agreement known to me to be the person whose name is subscribed thereto, and acknowledged that he executed the same for the purposes therein contained.


                                                Dianne E. Wilson
                                          ------------------------------
                                          Notary Public

                                          [SEAL]

                          LIMITED PARTNERSHIP AGREEMENT

                           COUNTERPART SIGNATURE PAGE

         Intending to be legally bound by the Limited Partnership Agreement (the "Agreement") attached hereto and to become a Partner thereof on acceptance by the General Partners the undersigned has executed the Agreement by executing this Counterpart Signature Page which the General Partner is authorized to attach to the Agreement on such acceptance.

                                POWER OF ATTORNEY

         Each Limited Partner does hereby irrevocably constitute and appoint the General Partner his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to and file:

                 (i) Any certificate (including without limitation the Certificate and fictitious name certificates) or other instrument which may be required to be filed by the Partnership under the laws of any State or of the United States or deemed necessary or desirable to accomplish the purposes of the Partnership; and

                 (ii) Any and all amendments, modifications, or cancellations of such certificate or instrument, including without limitation any amendment required to admit any substitute or additional Limited Partner or General Partner, to clarify any incorrect statement in the Certificate, to reflect any withdrawals from the Capital Accounts of the Partners, or cancel the Agreement and the Certificate upon the dissolution and termination of the Partnership, all in accordance with the provisions of the Agreement.

                                             LIMITED PARTNER


                                             Bruce E. Toll
                                             ------------------------
                                             (Name) Bruce E. Toll

                                             1477 Rydal Road, Rydal, PA 19046

STATE OF PENNSYLVANIA      :
                           :
COUNTY OF MONTGOMERY       :

         On this 19th day of December, 1980, before me the undersigned Notary Public appeared Bruce E. Toll the person who signed the foregoing Agreement known to me to be the person whose name is subscribed thereto, and acknowledged that he executed the same for the purposes therein contained.

                                             Dianne E. Wilson
                                    -------------------------------------
                                    Notary Public

                                    [SEAL]